EXHIBIT 10.3
                            SENIOR INDEBTEDNESS NOTE



$19,000,000.00                                                       May 1, 2002


                  FOR VALUE RECEIVED, MVH HOLDINGS INC., a Delaware corporation ("Borrower") hereby promises to pay to the order of, RARE MEDIUM GROUP, INC. (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of NINETEEN MILLION DOLLARS ($19,000,000.00), together with all interest payments added to the principal balance of this Note pursuant to Section 1 hereof and all interest and other amounts that are due and owing pursuant to the provisions of this Note. This Note is being issued pursuant to the Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") in the jointly administered cases (the "Bankruptcy Cases") of Motient Corporation ("Motient"), Motient Holdings Inc., Motient Communications Inc. and Motient Services Inc. ("Services"), pending in the United States Bankruptcy Court (the "Bankruptcy Court") for the Eastern District of the Virginia, Alexandria Division, Case Nos. 02-80125, 02-80126, 02-80128 and 02-80129-RGM and the
Settlement Agreement dated as of March 28, 2002 between the Lender and the Debtors. The Plan was confirmed by order of the Bankruptcy Court entered on April 26, 2002. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

                  1. Payment Schedule and Maturity Date. Accrued unpaid interest on the principal balance outstanding hereunder shall be due and payable semi-annually, in arrears, commencing on the first day of November following the Effective Date, and continuing on the 1st day of each succeeding November and May thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Borrower may, in its sole discretion, elect to make any interest payment by adding the amount of such payment, as of the date that such payment is due and owing, to the principal balance of this Note. The entire amount of this Note then unpaid shall be due and payable in full on the last day of the month which is the thirty-sixth month following the Effective Date (such date, or any earlier date on which such amounts may become due and payable pursuant to Section 7 hereof, the "Maturity Date").

                  2.       Interest Rate.
                           -------------

                           (a) The unpaid principal balance of this Note from day to day outstanding shall bear interest at a fixed rate of interest equal to nine percent (9.0%) per annum until paid.

                           (b) Interest on this Note shall be computed for the actual number of days which have elapsed, on the basis of a 365-day year.

                  3.       Prepayment.
                           ----------

                           (a) Borrower may prepay the principal balance of this Note and any other amounts that are due and owing on this Note, in full at any time or in part from time to time, without fee, premium or penalty.

                           (b) Upon receipt by Borrower and/or Ventures of any net cash proceeds from any assets of Borrower and/or Ventures, Borrower shall prepay amounts outstanding under this Note within five (5) business days of the receipt by Borrower and/or Ventures of such net cash proceeds, pro rata to the Lender and to the holders of any other Senior Indebtedness Notes outstanding at such time.

                           (c) Lender shall have the right, upon written notice to Borrower, to require Borrower to prepay all amounts outstanding under this Note within thirty (30) days of receiving written notice from Borrower of any of the following events taking place: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a Permitted Holder (as specified in Exhibit "A" thereto) or an affiliate of a Permitted Holder (but only to the extent the Permitted Holder has majority ownership and control of such affiliate), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 50% of the outstanding capital stock of Motient, (ii) Motient ceases to own 100% of the outstanding capital stock of Borrower, (iii) Borrower issues any equity securities, to any person or entity other than Motient, or (iv) Borrower issues any debt securities to any person or entity except for any other Senior Indebtedness Notes as permitted hereunder.

                           (d) Upon either: (i) receipt by Services or any other affiliate of Motient of proceeds from the sale or transfer of the note originally issued by Mobile Satellite Ventures LP ("MSV") to Services on November 26, 2001 in the principal amount of $15,000,000 (the "MSV Note"); or (ii) full or partial payment of the MSV Note to Services or any other affiliate of Motient, Borrower shall prepay, pro rata to the Lender and the holders of any other Senior Indebtedness Notes, in an amount equal to 25% of such proceeds or payment (as the case may be) within five (5) business days of receipt by Services or any other affiliate of Motient of such proceeds or payment.

                  4. Certain Provisions Regarding Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest, second to unpaid principal, and third to any other sums due and unpaid to Lender pursuant to the terms hereof. All permitted prepayments on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest on the amount prepaid, second to the principal, and third any other sums due and unpaid to Lender pursuant to the terms hereof.

                  5. Representations  and Warranties.  Borrower  hereby
                     -------------------------------
represents and warrants to Lender as follows:

                           (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                           (b) Borrower has full power and authority to execute and deliver this Note and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower and the Bankruptcy Court. No consent or approval of any public authority or other third party is required as a condition to the validity of this Note.

                           (c) This Note constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether in a court of law or equity).

                           (d) Borrower is the owner of all of the outstanding capital stock (the "Venture Stock") of Ventures, free and clear of liens and encumbrances of any manner whatsoever. Other than the Venture Stock, Ventures has no other securities (whether debt or equity) issued or outstanding.

                           (e) Neither Borrower nor Ventures has any liabilities of any kind or nature, whatsoever, other than this Note and any other outstanding Senior Indebtedness Notes, except for (i) such obligations and liabilities as are provided for or contemplated by the MSV Agreements (as hereinafter defined), and (ii) other liabilities not exceeding $10,000 in the aggregate.

                           (f) Ventures is the owner of 8,000,000 common units of limited partnership interest in MSV, which constitute approximately twenty-five point five percent (25.5%) of the outstanding limited partnership interests in MSV on a fully diluted basis (assuming conversion of all convertible notes of MSV currently outstanding and assuming such additional dilution as is currently contemplated by the agreements, listed on Exhibit "B" to this Note (the "MSV Agreements"), pertaining to MSV) ("Ventures' Interest in MSV"), free and clear of liens and encumbrances of any manner whatsoever, except for such encumbrances as are provided for or contemplated by the MSV Agreements.

                           (g) The only property and assets of Borrower is the Venture Stock, and the only property and assets of Ventures is (i) Ventures' Interest in MSV, (ii) the shares of common stock of Mobile Satellite Ventures GP Inc. ("MSV GP") owned by Ventures constituting approximately twenty-five point five percent (25.5%) of the outstanding capital stock of MSV GP on a fully diluted basis (assuming such dilution as is currently contemplated by the MSV Agreements), and (iii) the $2.5 million convertible note issued to Ventures by MSV (collectively, the "Assets of Ventures").

                           (h) The aggregate principal amount of all Senior Indebtedness Notes does not exceed $21 million.

                           (i) All representations and warranties made under this Note shall be deemed to be made at and as of the date hereof.

                  6.  Covenants.  Until  all  principal,  accrued interest and
                      ---------
other  amounts  outstanding hereunder are paid in full, Borrower:

                           (a) Will maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements.

                           (b) Will not incur, and will cause Ventures not to incur, any obligations or liabilities of any kind or nature whatsoever except (i) as to Borrower, the obligations under this Note and any other Senior Indebtedness Notes issued pursuant to the Plan, so long as the aggregate principal amount of all Senior Indebtedness Notes does not exceed $21 million, (ii) as to Ventures, existing obligations under, or obligations contemplated by, the MSV Agreements (iii) as to Borrower or Ventures, (x) obligations incurred in the ordinary course of business; (y) consistent with prior practice; and (z) in an aggregate amount not to exceed $10,000.

                           (c) Will not grant, permit or suffer to exist any liens or encumbrances on any of the property and assets of Borrower or Ventures, except, in the case of Ventures, encumbrances provided for, or contemplated by, the MSV Agreements.

                           (d) Will maintain the ownership of the Venture Stock, will cause Ventures to not issue any additional stock or interests of any manner whatsoever, and will cause Ventures to agree to maintain ownership of, and not sell, transfer, pledge, grant a security interest in or assign (collectively, "Transfer"), the Assets of Ventures, subject to any dilution as may occur pursuant to the terms of MSV Agreements, without receiving the written consent of Lender, unless (i) Lender consents in writing prior to such Transfer or (ii) upon the consummation of such Transfer all principal, accrued interest and other amounts outstanding under the Note will be paid in full.

                           (e) Except as contemplated hereby or by the Plan, will not enter into any transactions with any Affiliates (as defined in Section 101(2) of the Bankruptcy Code) and will cause Ventures, except as may be provided for or contemplated by the MSV Agreements, to enter into no transactions with any Affiliates.

                  7.       Events of Default.
                           -----------------

                           (a) It shall be an event of default ("Event of Default") under this Note if (i) any principal, accrued interest or other amount of money due hereunder is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement or condition contained herein is not fully and timely performed, observed or kept except as to the covenant contained in section 6(b)(iii) only, Borrower shall have five (5) business days from the day on which it becomes aware of any violation to cure; (iii) any representations and warranties set forth in Section 5 above shall be untrue in any material respect as of the date hereof; (iv) Borrower owns less than all of the issued and outstanding capital stock of Ventures; (v) the filing of a petition or the institution of proceedings of, by, or against Motient pursuant to the Bankruptcy Reform Act of 1978, as amended, (excluding the Bankruptcy Cases) or any successor statute or pursuant to any state bankruptcy, insolvency, moratoria, reorganization, or similar laws which is not dismissed within ninety (90) days; or (vi) Motient's making a general assignment for the benefit of its creditors, or the entering by Motient into any compromise or arrangement with its creditors generally. Upon the occurrence of an Event of Default, Lender may immediately by written Notice to Borrower (i) declare the unpaid principal balance and all accrued but unpaid interest on this Note, and all other amounts due hereunder, at once due and payable (and upon such declaration, the same shall be at once due and payable), and (ii) exercise any of its other rights, powers and remedies under this Note, or at law or in equity. Borrower shall give notice to Lender promptly upon becoming aware of any Event of Default.

                           (b) All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided for in this Note are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right.

                           (c) If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

                  8. General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. Borrower hereby waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any provision of this Note. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY NEW YORK LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

                  9. Notices; Time. All notices, requests, consents, approvals or demands (collectively, "Notice") required or permitted by this Note to be given by any party to any other party hereunder shall, unless specified otherwise, be in writing (including facsimile (fax) transmission) and shall be given to such party at its address or fax number set forth below, or such other address or fax number as such party may hereafter specify for the purpose by Notice to the other party.

                           If to Lender:

                           Robert C. Lewis, Esq.
                           Rare Medium Group, Inc.
                           44 W. 18th Street
                           6th Floor
                           New York, NY  10011
                           Telecopier No.:  (646) 638-1382

                           If to Borrower:

                           MVH Holdings Inc.
                           c/o Motient Corporation
                           10802 Parkridge Boulevard
                           Reston, VA 20191
                           Attn: David H. Engvall, Esq.
                           Telecopier No.:  (703) 758-6134

Each such Notice shall be effective when actually received by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not been notified.




                  IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

WITNESS/ATTEST:                BORROWER:

/s/David H. Engvall            MVH HOLDINGS INC.,
---------------------------    a Delaware corporation


                               By: /s/Walter V. Purnell, Jr.         (SEAL)
                                  -----------------------------------------
                                  Name: Walter V. Purnell, Jr.
                                  Title:   President and Chief Executive Officer


Address:

10802 Parkridge Blvd
Reston, VA 20191

                                    Exhibit A
                       (To Rare Senior Indebtedness Note)



Bay Harbour Management, LC
CFSC Wayland Advisers, Inc.
Highland Capital Management, L.P.
Morgan Stanley Investment Management
Romulus Holdings

                                    Exhibit B

                       (To Rare Senior Indebtedness Note)


                                 MSV Agreements


1. Amended and Restated Investment Agreement, dated as of October 12, 2001, as amended, by and among Mobile Satellite Ventures LLC, Motient Corporation, TMI Communications and Company, Limited Partnership, and the other parties named therein.

2. Limited Partnership Agreement, dated as of November 26, 2001, of Mobile Satellite Ventures LP.

3. Stockholders' Agreement, dated as of November 26, 2001, of Mobile Satellite Ventures GP Inc.

4.        Certificate of Incorporation of Mobile Satellite Ventures GP Inc.

5.        Bylaws of Mobile Satellite Ventures GP Inc.

6. Convertible Notes, in an aggregate principal amount of $55 million, issued by Mobile Satellite Ventures LP on November 26, 2001.

7. Parent Transfer/Drag Along Agreement, dated as of November 26, 2001, by and among Mobile Satellite Ventures LP, Motient Corporation, Motient Ventures Holding Inc., TMI Communications and Company, Limited Partnership, and the other parties named therein.

8. Amended and Restated Document Standstill and Termination Agreement, dated as of October 12, 2001, by and among Mobile Satellite Ventures LLC, Motient Corporation, Motient Services Inc., and the other parties named therein.